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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report December 6, 2002

CARRIER ACCESS CORPORATION

(Exact name of registrant as specified in its chapter)

DELAWARE	000-24597	84-1208770

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5395 Pearl Parkway, Boulder, Colorado		80301

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 303-402-1169

Item. 5. Other Events
SIGNATURES

Item. 5. Other Events

     The registrant’s press release dated December 12, 2002, regarding notices it received from the Nasdaq Stock Market, is Attachment I of this Form 8-K, and is incorporated herein by reference.

Attachment I

Carrier Access Receives Notices From Nasdaq

BOULDER, Colo. — December 12, 2002 — Carrier Access Corporation (Nasdaq: CACS), a manufacturer of broadband communications equipment, today announced that it received a Nasdaq Staff Determination on December 6, 2002, which indicated that Carrier Access failed to comply with Nasdaq’s minimum bid price requirement for continued listing as set forth in Marketplace Rule 4450(a)(5). Accordingly, Carrier Access’ securities are subject to delisting from the Nasdaq National Market.

Carrier Access further announced that it was notified by the Nasdaq National Market of its compliance with the minimum market value of publicly held shares requirement as set forth in Marketplace Rule 4450(a)(2). On September 24, 2002, Carrier Access had received a letter from Nasdaq notifying it of its purported deficiency with respect to this requirement and had provided the Nasdaq with additional information to demonstrate its compliance with this listing requirement on November 12, 2002.

Carrier Access has requested a hearing before a Nasdaq Listing Qualifications Panel to appeal the Staff Determination. While there can be no assurance that the Panel will grant the Company’s request for continued listing, the Company is exploring all possible avenues to preserve the Nasdaq listing. A hearing request will stay the delisting of the Company’s securities pending a decision by the Panel. At the hearing, Carrier Access intends to request an extension of time to return to compliance with Nasdaq’s minimum bid price rule based on its business plan to return to profitability through increased revenues and additional expense reductions.

About Carrier Access

     Carrier Access is an equipment manufacturer that helps more than 1,800 telecommunications companies and other end users accelerate revenue, lower operating costs, and extend capital budgets by applying high-performance broadband access and service creation technologies. Founded in 1992, Carrier Access serves global service providers, fixed wireless and wireless mobility service providers, independent operating companies, local exchange carriers, and government and other enterprise end users. Carrier Access’s products are held to the highest possible reliability and interoperability standards, including OSMINE Telcordia, NEBS Level 3 and ISO 9001. For more information, visit www.carrieraccess.com.

Forward-Looking Statement Caution

     This press release contains forward-looking statements regarding our continued listing on the Nasdaq National Market, the implementation of our business plan, our revenue growth prospects, and the success of proposed cost reductions. We caution that actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, our ability to implement our business plan, continuing uncertainty regarding general economic conditions, changes in capital spending by carriers and telecommunications companies, a change in overall demand for our products, problems with or at our distributors and/or suppliers, changing market conditions and growth rates within our industry, and other risks and uncertainties including those factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2001 and other documents periodically filed with the Securities and Exchange Commission. We disclaim any obligation or intention to revise or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER ACCESS CORPORATION
(Registrant)

December 12, 2002	By:	/s/ Timothy R. Anderson

Timothy R. Anderson Chief Financial Officer (Authorized Signatory)